EXHIBIT 1

                TERMINATION OF AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

      This TERMINATION OF AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (this "Termination") is entered into as of May 12, 2003 by and among the parties set forth on Schedule A hereto (each individually a "Shareholder" and collectively the "Shareholders"), and Guess ?, Inc., a Delaware corporation (the "Company").

1.    TERMINATION

      The Shareholders, collectively and individually, and, subject to the receipt of requisite stockholder approval at the 2003 annual meeting of the Company's stockholders (the "Stockholder Approval"), the Company hereby terminate all of the provisions of that certain Amended and Restated Shareholders' Agreement dated as of August 8, 1996, as amended, by and among the Shareholders and the Company (the "Agreement"), effective immediately upon receipt of the Stockholder Approval as evidenced by the secretary of such stockholders' meeting. The parties hereby expressly agree that none of the Shareholders (or their spouses, heirs, executors, and assigns), or the Company (or any of its affiliates, successors, predecessors, or assigns, or any of their respective trustees, shareholders, directors, officers, employees or agents) will have any previous or continuing liabilities or obligations whatsoever or have any previous or continuing rights whatsoever under the Agreement, and the Agreement will be void and without further force and effect, immediately upon receipt of the Stockholder Approval.

2.    FURTHER ASSURANCES

      The Shareholders and the Company shall execute and deliver such other instructions and agreements and take any further action as may be necessary or proper in order to terminate the Agreement.

3.    COUNTERPARTS

      This Termination may be executed in two or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

4.    MISCELLANEOUS

      This Termination will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

                   [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties have executed this Termination as of the date first above written.

GUESS?, INC.



By: /s/ CARLOS ALBERINI
   ---------------------------------
   Name:  Carlos Alberini
   Title: President and Chief Operating Officer


MAURICE MARCIANO TRUST (1995 Restatement)

MAURICE MARCIANO GIFT TRUST FBO CAROLINE MARCIANO



By: /s/  Maurice Marciano
    Name: Maurice Marciano
    Title: Trustee


MAURICE MARCIANO 1996 GRANTOR RETAINED ANNUITY TRUST



By: /s/  Paul Marciano
   Name: Paul Marciano
   Title: Co-Trustee



By: /s/  Gary Hampar
   Name: Gary Hampar
   Title: Co-Trustee


MAURICE MARCIANO 1990 CHILDREN'S TRUST



By:/s/  Maurice Marciano
   Name: Maurice Marciano
   Title: Sole Advisor

MAURICE MARCIANO 2001 CHILDREN'S TRUST



By:/s/  Paul Marciano
   Name: Paul Marciano
   Title: Co-Trustee



By: /s/  Gary Hampar
   Name: Gary Hampar
   Title: Co-Trustee


MAURICE MARCIANO FAMILY FOUNDATION



By: /s/  Maurice Marciano
   Name: Maurice Marciano
   Title: President


NATHALIE MARCIANO



By: /s/  Nathalie Marciano
   Name: Nathalie Marciano


MAURICE MARCIANO 1990 CHILDREN'S TRUST



By: /s/  Maurice Marciano
   Name: Maurice Marciano
   Title: Sole Advisor


PAUL MARCIANO TRUST DATED FEBRUARY 20, 1986

PAUL MARCIANO GRANTOR RETAINED ANNUITY TRUST NO. II



By: /s/  Paul Marciano
   Name: Paul Marciano
   Title: Trustee

PAUL MARCIANO 1996 GRANTOR RETAINED ANNUITY TRUST



By:  /s/  Maurice Marciano
   Name: Maurice Marciano
   Title: Co-Trustee



By: /s/  Joseph H. Sugerman
   Name: Joseph H. Sugerman
   Title: Co-Trustee


ARMAND MARCIANO TRUST DATED FEBRUARY 20, 1986

ARMAND MARCIANO GIFT TRUST - ANASTASIA

ARMAND MARCIANO GIFT TRUST - FRANCESCA

ARMAND MARCIANO GIFT TRUST - HARRISON

ARMAND MARCIANO GIFT TRUST - DOMINIQUE

ARMAND MARCIANO GIFT TRUST - JULIEN



By: /s/  Armand Marciano
   Name: Armand Marciano
   Title: Trustee


ARMAND MARCIANO 1996 GRANTOR RETAINED ANNUITY TRUST



By: /s/  Maurice Marciano
   Name: Maurice Marciano
   Title: Co-Trustee



By: /s/  Marc E. Petas
   Name: Marc E. Petas
   Title: Co-Trustee

                                   SCHEDULE A

                                  SHAREHOLDERS

Maurice Marciano Trust (1995 Restatement)
Maurice Marciano Gift Trust FBO Caroline Marciano
Maurice Marciano 1996 Grantor Retained Annuity Trust
Maurice Marciano 1990 Children's Trust
Maurice Marciano 2001 Children's Trust
Maurice Marciano Family Foundation
Nathalie Marciano
Maurice Marciano 1990 Children's Trust
Paul Marciano Trust dated February 20, 1986
Paul Marciano Grantor Retained Annuity Trust No. II
Paul Marciano 1996 Grantor Retained Annuity Trust
Armand Marciano Trust dated February 20, 1986
Armand Marciano Gift Trust - Anastasia
Armand Marciano Gift Trust - Francesca
Armand Marciano Gift Trust - Harrison
Armand Marciano Gift Trust - Dominique
Armand Marciano Gift Trust - Julien
Armand Marciano 1996 Grantor Retained Annuity Trust